SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2005 (January 25, 2005)

Exact name of Registrant as specified in its charter:	Central Parking Corporation

State or other jurisdiction of incorporation:	Tennessee

Commission File Number:	001-13950

IRS Employer Identification Number:	62-1052916

Address of principal executive offices:	2401 21st Avenue South
Suite 200
Nashville, TN 37212

Registrant’s telephone number, including area code:	(615) 297-4255

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1 NEWS RELEASE 01/25/05

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 25, 2005, the Company entered into an amendment to its Senior Credit Facility. The amendment reduced the interest pricing on the bank revolver portion of the credit facility by 100 basis points and the interest pricing of the term loan portion was reduced by 50 basis points. Under the amendment, a significant portion of the term loan balance was transferred to the bank revolver. The original five-year (three years remaining) $175 million bank revolver capacity was increased to $225 million and the original seven-year (five years remaining) $175 million term loan component of its facility was reduced to $75 million. Attached hereto as Exhibit 99.1 is a press release issued by the Company in connection with the amendment of the Senior Credit Facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Exhibit
99.1	News Release dated January 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
	By:	/s/ MARK SHAPIRO
Mark Shapiro
Date: January 27, 2005		Senior Vice President and Chief Financial Officer